As filed with the Securities and Exchange Commission on May 19, 2015
Registration No. ______________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

FULL HOUSE RESORTS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	13-3391527

(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

4670 Fort Apache Road, Suite 190
Las Vegas, Nevada 89147
(Address of Principal Executive Offices including Zip Code)

Full House Resorts, Inc.
2015 Equity Incentive Plan
(Full Title of the Plan)

Copy To:

Elaine Guidroz Full House Resorts, Inc. 4670 Fort Apache Road, Suite 190 Las Vegas, Nevada 89147 (702) 221-7800	Michael J. Bonner Greenberg Traurig LLP 3773 Howard Hughes Parkway, Suite 400 North Las Vegas, Nevada 89169 (702) 599-8030

(Name and Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934 (the “Exchange Act”). Check one:

Large Accelerated Filer	☐	Accelerated Filer	☐

Non-Accelerated Filer	☐	Smaller Reporting Company	☑

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, par value $0.0001 per share	1,400,000	$1.60	$2,240,000	$260.29

(1)
This Registration Statement registers 1,400,000 shares of common stock, par value $0.0001 per share (the “Shares”) of Full House Resorts, Inc. (referred to herein as “our,” “we,” “us,” the “Company,” and the “Registrant”) that will become issuable upon exercise of awards under the Company’s 2015 Equity Incentive Plan (the “2015 Plan”).  Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers (a) any additional shares of the Company’s Common Stock that may become issuable by reason of any adjustments to shares to account for any transaction affecting the Shares, including but not limited to a stock split, reverse stock split, stock dividend, recapitalization, combination or reclassification, corporate merger, consolidation, acquisition of property or stock, separation (including a spin-off or other distribution of stock or property), reorganization, liquidation (whether partial or complete), or any transaction similar to any of these; and (b) Shares to be issued under an employee benefit plan.

(2)
Estimated in accordance with Rule 457(h) of the Securities Act solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices reported on the Nasdaq Capital Market as of May 19, 2015.

INTRODUCTION

This Registration Statement on Form S-8 registers 1,400,000 shares of Common Stock of the Company issuable pursuant to awards granted pursuant to the 2015 Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information called for in Part I of Form S-8 is not being filed with or included in this Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the “SEC”). The documents containing this information will be sent or given to participants of the 2015 Plan as specified by Rule 428(b)(1) under the Securities Act

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents, filed with the SEC by the Company, are incorporated by reference in this Registration Statement as of their respective dates:

●	The Quarterly Report on Form 10-Q for the period ended March 31, 2015, filed with the SEC on May 14, 2015;
●	The Definitive Proxy Statement on Schedule 14A, for the period ending May 5, 2015, filed with the SEC on April 3, 2015;
●	The Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed with the SEC on March 26, 2015;

●	The Current Reports on Form 8-K filed with the SEC on January 14, 2015, January 29, 2015, February 4, 2015, March 17, 2015, May 8, 2015 and May 13, 2015; and

●
The description of the Company’s Common Stock contained in the Company’s registration statement on Form 8-A, filed with the SEC under Section 12(b) of the Exchange Act, on February 12, 2013, including any amendments or reports filed for the purpose of updating such description.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that the Company has sold all securities offered or which deregisters all securities then remaining unsold are deemed to be incorporated by reference in this Registration Statement. All such documents are deemed to be a part of this Prospectus from the respective dates of filing such documents.

Any statement contained in this Registration Statement or in a document incorporated or deemed to be incorporated by reference in this Registration Statement is deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed to constitute a part of this Registration Statement except as so modified or superseded.

Under no circumstances will any information furnished under items 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

Item 4.	Description of Securities.

Not required to be filed with this Registration Statement.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Under Section 145 of the Delaware General Corporation Law, a corporation may indemnify (or, subject to certain limitations advance funds to) its directors, officers, employees or agents for expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement that are actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of the Registrant. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaws, agreement, vote of stockholders or disinterested directors or otherwise. The Registrant’s Amended and Restated Bylaws provide for indemnification by the Registrant of its directors and officers to the fullest extent permitted by the Delaware General Corporation Law.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) for unlawful payments of dividends or unlawful stock repurchases or redemptions, or (4) for any transaction from which the director derived an improper personal benefit. The Registrant’s Amended and Restated Certificate of Incorporation provides for such limitation of liability to the extent stated in the previous sentence.

The Registrant will maintain standard policies of insurance under which coverage is provided (1) to its directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act, while acting in their capacity as directors and officers of the Registrant, and (2) to the Registrant with respect to payments which may be made by the Registrant to such officers and directors pursuant to any indemnification.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit No.	Description of Document
4.1
Amended and Restated Certificate of Incorporation of Registrant, as amended (Incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 9, 2011)

4. 2
Amended and Restated Bylaws of Registrant, as amended (Incorporated by reference to Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K as filed with the Securities and Exchange Commission on March 26, 2015)

4.3	2015 Equity Incentive Plan (Incorporated by reference to the Proxy Statement of Registrant on Form 14A filed with the Securities and Exchange Commission on April 3, 2015)

5.1	Opinion of Greenberg Traurig LLP

23. 1	Consent of Greenberg Traurig (included in Exhibit 5.1)

23. 2	Consent of Independent Registered Public Accounting Firm, Piercy Bowler Taylor & Kern

24. 1	Power of Attorney (included in the signature page to this registration statement)

Item 9.	Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)
The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, Nevada, on this May 19, 2015.

Full House Resorts, Inc.

Date: May 19, 2015	/s/ Lewis A. Fanger
Lewis A. Fanger Senior Vice President, Chief Financial Officer & Treasurer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Lewis A. Fanger, with full power of substitution his true and lawful attorney-in-fact and agent to act for him in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file this registration statement, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Name	Title

/s/ Daniel R. Lee	President and Chief Executive Officer (Principal Executive Officer)
Daniel R. Lee

/s/ Lewis A. Fanger	Senior Vice President, Chief Financial Officer and Treasurer
Lewis A. Fanger	(Principal Financial Officer and Principal Accounting Officer)

/s/ Kenneth Adams	Director
Kenneth Adams

/s/ Carl G. Braunlich	Director
Carl G. Braunlich

/s/ W.H. Baird Garrett	Director
W. H. Baird Garrett

/s/ Ellis Landau	Director
Ellis Landau

/s/ Kathleen Marshall	Director
Kathleen Marshall

/s/ Bradley M. Tirpak	Director
Bradley M. Tirpak

/s/ Craig W. Thomas	Director
Craig W. Thomas

INDEX TO EXHIBITS

Exhibit No.	Description of Document

4.1	Amended and Restated Certificate of Incorporation of Registrant, as amended (Incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q filed on May 9, 2011)

4.2
Amended and Restated Bylaws of Registrant, as amended (Incorporated by reference to Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K as filed with the Securities and Exchange Commission on March 26, 2015)

4.3	2015 Equity Incentive Plan (Incorporated by reference to the Proxy Statement of Registrant on Form 14A filed with the Securities and Exchange Commission on April 3, 2015)
5.1	Opinion of Greenberg Traurig LLP

23.1	Consent of Greenberg Traurig (included in Exhibit 5.1)

23.2	Consent of Independent Registered Public Accounting Firm, Piercy Bowler Taylor & Kern

24.1	Power of Attorney (included in the signature page to this registration statement)